UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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GLOBAL AXCESS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 8, 2011

Dear Shareholder:

This year’s annual meeting of shareholders of Global Axcess Corp. will be held on Monday, August 22, 2011 at 9:00 a.m., local time, at our headquarters located at 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256.  You are cordially invited to attend.

The notice of annual meeting and a proxy statement, which describe the formal business to be conducted at the annual meeting, follow this letter.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting.  Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card.  If you decide to attend the annual meeting, you will be able to vote in person even if you have previously submitted your proxy.  Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

We look forward to seeing you at the annual meeting.

Very truly yours,

Michael I. Connolly
Interim Co-Chief Executive Officer

GLOBAL AXCESS CORP.
7800 Belfort Parkway
Suite 165
Jacksonville, Florida 32256

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 22, 2011

The annual meeting of shareholders of Global Axcess Corp. will be held on Monday, August 22, 2011 at 9:00 a.m., local time, at our headquarters located at 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256, for the following purposes:

(1)
To elect five directors to serve until the next annual meeting of shareholders, and until their successors are elected and qualified.  Our board of directors recommends that shareholders vote for its nominees.

(2)
To ratify the appointment of CBIZ Kirkland, Russ, Murphy & Tapp, P.A. as our independent auditors for the 2011 fiscal year.  Our board of directors recommends that shareholders vote for the appointment.

(3)	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on June 23, 2011 will be entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements of the annual meeting.

Shareholders are cordially invited to attend the annual meeting of shareholders.  Whether or not you expect to attend the meeting in person, we urge you to vote your shares via the toll-free number or over the Internet.  If you received a copy of the proxy by mail, you may sign, date and return the proxy in the envelope provided.  If you attend the annual meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,

Michael I. Connolly
Interim Co-Chief Executive Officer

Jacksonville, Florida
July 8, 2011

PLEASE COMPLETE THE PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

GLOBAL AXCESS CORP.
7800 Belfort Parkway
Suite 165
Jacksonville, Florida 32256

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
AUGUST 22, 2011

 PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to "we,” "us” and "our” refer to Global Axcess Corp. and its subsidiaries.

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Global Axcess Corp. for its annual meeting of shareholders to be held on Monday, August 22, 2011, and any adjournments or postponements of such annual meeting, at the time and place and for the purposes set forth in the preceding notice of the annual meeting.  The expense of this solicitation will be paid by us.  In addition, our officers and regular employees, at no additional cost, may assist in soliciting proxies by telephone.  In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials to our shareholders on the Internet.  If you have received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.  The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about July 8, 2011.  The proxy statement and the accompanying proxy are first being made available to shareholders on or about July 8, 2011.  The address of our principal executive offices is 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256.

Our board of directors has designated Joseph M. Loughry, III and Michael I. Connolly, and each or either of them, as proxies to vote the shares of our common stock solicited on behalf of our board of directors.  Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the annual meeting and gives oral notice of his election to vote in person, without compliance with any other formalities.  In addition, any proxy given pursuant to this solicitation may be revoked prior to the annual meeting by delivering to our Secretary an instrument revoking it or a duly executed proxy for the same shares bearing a later date.  Proxies that are returned properly executed and not revoked will be voted in accordance with the shareholder’s directions specified in such proxy.  If you hold your shares in a bank or brokerage account and do not provide voting instructions on a “non-routine” proposal, including the election of directors, within ten days of the annual meeting, the bank or broker may not vote your shares on such proposal.  Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum for the transaction of business.  If a quorum is present, abstentions and broker non-votes will have no effect on the outcome of the voting for any matters described in this proxy statement.  The holders of one-third of the voting powers of our shares of common stock will constitute a quorum for the transaction of business at the annual meeting.

The record of shareholders entitled to notice of, and to vote at, the annual meeting was taken on June 23, 2011. On that date, we had outstanding and entitled to vote 22,575,326 shares of common stock.  Each outstanding share of common stock entitled to vote is entitled to one vote upon each matter submitted to a vote at any meeting of shareholders.  All elections shall be determined by a plurality of the votes cast.  The ratification of the appointment of CBIZ Kirkland, Russ, Murphy & Tapp, P.A. as our independent auditors for the 2011 fiscal year will be approved if a quorum is present and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2011 by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, each of our directors, each of our director nominees, each of our named executive officers, and all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Shares Outstanding(2)
Marc Caramuta	–		–
Michael I. Connolly	101,655	(3)	0.45%
William Costa	11,655	(4)	0%
Lock Ireland	380,607	(5)	1.69%
Sharon M. Jackson	77,013	(6)	0.34%
Robert J. Landis	125,000	(7)	0.55%
Michael J. Loiacono	379,313	(8)	1.68%
Joseph M. Loughry, III	385,000	(9)	1.71%
Eric S. Weinstein	815,766	(10)	3.62%
All executive officers and directors as a group (9 persons)	2,174,354		9.64%

5% owners:

Rennaissance U.S. Growth Investment Trust PLC	1,553,333	(11)	6.89%
Rennaissance Capital Growth & Income Fund III, Inc.	953,333	(12)	4.23%
Doucet Capital, LLC	1,832,173	(13)	8.13%
MidSouth Investor Fund LP	1,556,840	(14)	6.91%

All 5% owners	5,895,679		26.15%

Total	8,070,033		35.79%

 (1) Beneficial ownership includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of June 30, 2011.  Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names.  Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Information contained in the table with respect to the holdings of 5% beneficial owners is taken from filings made with the SEC by the reporting beneficial owners on Schedule 13D and/or Schedule 13G, and any amendments thereto.
(2) Based on 22,575,326 shares of common stock outstanding as of June 24, 2011.
(3) Includes 101,655 shares of common stock.
(4) Includes 11,655 shares of common stock.
(5) Includes 224,007 shares of common stock and 156,600 options to purchase common stock.
(6) Includes 14,200 shares of common stock and 62,813 options to purchase common stock.
(7) Includes 70,000 shares of common stock and 55,000 options to purchase common stock.
(8) Includes 44,938 shares of common stock and 334,375 options to purchase common stock.
(9) Includes 300,000 shares of common stock and 85,000 options to purchase common stock.

(10) Includes 815,766 shares of common stock.
(11) Includes 1,553,333 shares of common stock.  The principal business address of Rennaissance U.S. Growth Investment Trust PLC is 8080 North Central Expressway, Suite 210-LB, Dallas, Texas 75206-1857. Russell Cleveland, Renaissance Capital Group, Inc. - Investment Adviser
(12) Includes 953,333 shares of common stock.  The principal business address of Rennaissance Capital Growth & Income Fund III, Inc. is 8080 North Central Expressway, Suite 210-LB, Dallas, Texas 75206-1857. Russell Cleveland, Renaissance Capital Group, Inc. - Investment Manager.
(13) Includes 1,832,173 shares of common stock.  The principal business address of Doucet Capital, LLC is 2204 Lakeshore Drive, Suite 218, Birmingham, Alabama 35209. Chris Doucet, Doucet Capital, LLC - Investment Manager.
(14) Includes 1,556,840 shares of common stock.  The principal business address of MidSouth Investor Fund LP is 201 4th Avenue, North Suite 1950, Nashville, Tennessee 37219. Lyman Heidtke, MidSouth Capital, Inc. – General Partner.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors consists of five directors.  The terms of all of our directors will expire at the annual meeting, and each of them has been nominated for reelection for a term expiring at our next annual meeting of shareholders.  Our board of directors recommends that you vote “for” the election of these nominees.

Each of the nominees has consented to being named in this proxy statement and to serve as one of our directors if elected.  In the event that any director nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by our board of directors, but in no event will the proxy be voted for more than five nominees.  The affirmative vote of a plurality of all votes cast at the meeting is required for the election of the director nominees standing for election.  We have no reason to believe that any director nominee will not serve if elected.

The following persons have been nominated for election to our board of directors for one term, expiring at the next annual meeting of shareholders, and until their successors are elected and qualified:

Michael I. Connolly, age 54, is the founder and currently the Chief Executive Officer of Mount Juliet Ventures. He has served in this capacity since 1990. Mount Juliet Ventures is a private company dedicated to helping management and owners of companies to create shareholder value. Mr. Connolly has helped to create value for several private and public national companies including Blockbuster, Jamba Juice, Great Clips for Hair, Chilis, Supercuts, SoftBrands, ElderLife, BuyerZone, Insignia Systems, ElderCarelink, and The Hotel Donaldson. Mr. Connolly was also founder and President of the Tax and Business Services Division at American Express, Inc. from 1984-1989, as well as Chief Operating Officer of Trammell Crow Company’s North Central Region from 1989-1990, one of the nation’s leading developers and investors in real estate. Mr. Connolly also serves on the board of directors of Table Trac, Inc., a publically traded company engaged in the provision of technology related to the operation and management of casino game tables, a role he has filled since 2010. Mr. Connolly holds a BA in History from Pomona College and an MBA with honors from the Harvard Business School. As a member of our board of directors, Mr. Connolly brings extensive experience in working with a variety of financial and managerial issues that face public companies of different sizes including capitalization, leadership development, profit optimization tactics and exit strategies.  Mr. Connolly joined the Company as a director in December 2010 and his current term expires on the date of the 2011 annual meeting.  On February 28, 2011, Mr. Connolly was appointed Interim Co-Chief Executive Officer of the Company.

Lock Ireland, age 67, is the recent past Chairman of the Board for Proficio Bank Chartered in Utah of which he was a founding Director in 2005. Prior to this he was the President and CEO for Resource Corporate Management, Inc. (RCMI) from 1994 to 2002, until which time he sold the company. RCMI was a company that promoted new products and services with community banks via the Bankers' Banks across the United States. Mr. Ireland has held numerous positions from COO to CEO and/or  Chairman of the Board with the following Banks: Bankers Trust of South Carolina, 1st Performance Bank, Republic National Bank and Resource Bancshares. His current affiliations include being a Board Member of the Jacksonville Economic Company and previous Board Governor for the Jacksonville Chamber of Commerce. Mr. Ireland brings many affiliations and much experience in the banking and financial industries to the Company.  Mr. Ireland originally joined the Company as a director in July 2003 and his current term expires on the date of the 2011 annual meeting.  On February 28, 2011, Mr. Ireland was appointed Interim Co-Chief Executive Officer of the Company.

Robert J. Landis, age 52, is currently the Chief Financial Officer and Chief Accounting Officer of Comprehensive Care Corporation, a publicly traded company that provides managed behavioral healthcare services. He has been with Comprehensive Care for over 5 years, working directly with all operations, financial and SEC filings. Prior to this, Mr. Landis was with Maxicare Health Plans, Inc., a health maintenance organization, as its Treasurer from 1983-1998.  Mr. Landis, a Certified Public Accountant, received a Bachelor’s Degree in Business Administration from the University of Southern California and a Master’s Degree in Business Administration from California State University at Northridge. Mr. Landis brings strong financial, operational and SEC experience to the Company, and is Chairman of the Audit Committee for the Company.  Mr. Landis originally joined the Company as a director in July and his current term expires on the date of the 2011 annual meeting.

Joseph M. Loughry, III, age 65, has had successful hands-on experience in creating shareholder value in public and privately held processing services and software companies with sales ranging from $15 million to $300 million annually. In September 2007, Mr. Loughry was named President and Chief Executive Officer of Persystent Technologies Corporation, a privately-owned Tampa, Florida software company which provides enterprise laptop and desktop standard configuration management and desired state enforcement capabilities to corporations and government agencies.  Previously, as President and CEO of HTE, Inc. (listed on NASDAQ) he engineered the turnaround of a public software company that provides integrated application solutions to mid-tier county and city governments throughout the nation. HTE, Inc. was eventually sold to SunGard Data Systems. His background includes almost a decade at General Electric Information Services where he was involved in general management, sales & marketing, product management and product development. He also served as President and CEO of QuestPoint Holdings, Inc., a financial transaction processing services business and as CEO of Nationwide Remittance Centers, Inc. a venture funded lock-box services business, which was acquired by CoreStates Bank. Mr. Loughry graduated from the University of Maryland with a degree in Business Administration in 1967. Mr. Loughry brings extensive experience to the board of directors in managing public companies with a technology focus. Mr. Loughry originally joined the Company as a director in December 2005 and his current term expires on the date of the 2011 annual meeting.

Eric S. Weinstein, age 41, is a founding partner of Chancellor Capital Management, LLC, a private investment partnership and hedge fund concentrating on small-cap public equities formed in 2009. He is also the co-founder of Weequahic Partners, LLC, which operates under a family office structure investing in and advising companies on corporate and strategic issues. From 2003 to 2004, he was Vice President of Strategic Planning for Centennial Communications Corp. Prior to joining Centennial, he was a Director of Credit Suisse First Boston, Inc. (“CSFB”) where Mr. Weinstein served as a key advisor in numerous principal transactions, mergers, acquisitions, equity and leveraged financings. Mr. Weinstein originally joined Donaldson, Lufkin & Jenrette, Inc. (“DLJ”) in 1996, prior to the acquisition of DLJ by CSFB, as the Wireless and Satellite equity research analyst. In 2000, he joined the firm’s Private Equity Group as a Principal where he focused more broadly on telecommunications investment opportunities before returning to Equity Research in 2002 as the Senior U.S. Wireless analyst. Prior to joining DLJ, he had been an equity research analyst at Salomon Brothers and Lehman Brothers. Mr. Weinstein obtained his Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School of Business. Mr. Weinstein brings strong expertise in financial and strategic planning to the board of directors. Mr. Weinstein joined the Company as a director in May 2011 and his current term expires on the date of the 2011 annual meeting.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF CBIZ KIRKLAND, RUSS, MURPHY & TAPP, P.A.

Mayer Hoffman and McCann KRMT Tampa Bay Division (and its predecessors, as described below) served as our accountants and independent auditors for the fiscal year ended December 31, 2010 and has been selected to serve as our independent auditors for the 2011 fiscal year.  Our audit committee proposes that shareholders ratify this selection at the annual meeting of shareholders.  Management is not aware that such firm, nor any of its members or associates, has or has had during the past year any financial interest in us, direct or indirect, or any relationship with us other than in connection with their professional engagement.

Shareholder ratification of this appointment is not required.  Management has submitted this matter to the shareholders because it believes the shareholders’ views on the matter should be considered, and if the proposal is not approved, management may reconsider the appointment.  Representatives of CBIZ Kirkland, Russ, Murphy & Tapp, P.A. may be present at the annual meeting and, if present, will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions..  Our board of directors recommends that you vote “for” the ratification of the appointment of Mayer Hoffman and McCann KRMT Tampa Bay Division as our independent auditors for the 2011 fiscal year.

Background Regarding Appointment Independent Auditors; Change of Name

Effective November 1, 2010, Kirkland, Russ, Murphy & Tapp, P.A. (the former accountant of the Company) joined CBIZ, Inc. and Mayer Hoffman McCann P.C. to form CBIZ Kirkland, Russ, Murphy and Tapp P.A. (“CBIZ KRMT”) and Mayer Hoffman McCann P.C. – KRMT Tampa Bay Division (“MHM–KRMT”).  Tax and consulting services are provided by CBIZ KRMT while audit and other attest services are provided by MHM–KRMT.

The Company appointed MHM-KRMT as the Company’s new auditor as approved by the Company’s board of directors on November 19, 2010.

During the Company’s two most recent fiscal years ended December 31, 2010 and through the date of this proxy statement, the Company did not consult with MHM-KRMT regarding any of the matters or reportable events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K, including (i) either:  the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provide that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”.

The audit reports of MHM-KRMT on the consolidated financial statements of the Company as of, and for the year ended December 31, 2010, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified, or modified, as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal year ended December 31, 2010 and through the date of this proxy statement, there were (i) no disagreements between the Company and MHM-KRMT on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MHM-KRMT, would have caused MHM-KRMT to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, or for any reporting period, since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided MHM-KRMT with a copy of the disclosures in this proxy statement and has provided MHM-KRMT with the opportunity to provide any written statement of disagreement with these disclosures, and it has declined to provide any such statement.

The company and MHM-KRMT, verify that this factual recitation is correct and that the terminology in this and the following sections is not confusion or inaccurate. MHM-KRMT grants concurrence with the previous statements.

Audit Fees

The aggregate fees billed by MHM-KRMT for professional services rendered for the audit of our consolidated financial statements for the year ended December 31, 2010 and for the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q during the fiscal year 2010 were $31,500.  Total unbilled fees by MHM-KRMT for professional services rendered for the audit of our consolidated financial statements for the year ended December 31, 2010 were $70,500.  The aggregate fees billed by Kirkland, Russ, Murphy & Tapp, P.A. for professional services rendered for the audit of our consolidated financial statements for the year ended December 31, 2009 and for the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q during the fiscal year 2009 were $105,000.

Audit Related Fees

We did not engage MHM-KRMT or Kirkland, Russ, Murphy & Tapp, P.A. to provide professional services to us regarding audit related fees during the fiscal years ended December 31, 2010 and 2009, respectively.

Tax Fees

During the fiscal years ended December 31, 2010 and 2009, there were no fees billed by CBIZ KRMT for tax related services.

All Other Fees

During the fiscal year ended December 31, 2010, there was $3,000 of fees billed by MHM-KRMT for work related to the evaluation of a possible interest rate hedge.  During the fiscal year ended December 31, 2009, there was $5,564 of fees billed by Kirkland, Russ, Murphy & Tapp, P.A. for work related to the Sarbanes-Oxley Act of 2002 and for review of our Registration Statement on Form S-1.

Audit Committee Pre-Approval Policy

The services performed by our independent accountants in 2010 were pre-approved by our audit committee.  Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent auditor and management are required to report periodically to our audit committee regarding the extent of services provided by the independent auditor in accordance with such pre-approval, and the fees for the services performed to date.  Our audit committee may also pre-approve particular services on a case by case basis.

CORPORATE GOVERNANCE AND BOARD MATTERS

Leadership Structure of the Board of Directors

In 2006, our board of directors separated the positions of Chairman and Chief Executive Officer, and elected Joseph M. Loughry, III, a non-employee independent director, as our Chairman and appointed a separate President and Chief Executive Officer.  Separating these positions allows our Chief Executive Officer to focus on day-to-day business and strategic decisions, while allowing the Chairman to lead our board in its fundamental role of providing advice to and independent oversight of management.  Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment that is required to serve as our Chairman, particularly as the board’s oversight responsibilities continue to grow.  While our bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our board of directors believes that having separate positions and having an independent outside director serve as our Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.  Our board also created the position of Vice Chairman and elected Lock Ireland, a non-employee independent director to serve in that capacity.  Our Vice Chairman supplements the Chairman’s leadership role and in the Chairman’s absence leads our board in the performance of its duties.  In addition, the independent members of our board meet during every board meeting in separate executive session without any member of management present.  Our Chairman presides over these meetings.

In February 2011, Lock Ireland and Michael I. Connolly, both members of our board of directors, agreed to serve as Interim Co-Chief Executive Officers of the Company to fill a vacancy in the Chief Executive Officer role.  These appointments are intended to be temporary in nature while the Company searches for a new full time Chief Executive Officer.  At this time, the Company does not intend to change the fundamental leadership structure described above.

Meetings of the Board of Directors

In 2010, our board of directors met 12 times.  Our board of directors adopted various resolutions pursuant to seven unanimous written consents in lieu of a meeting during the year ended December 31, 2010.  Two of the directors attended 100% of the aggregate of (i) meetings of our board of directors during the year and (ii) the total number of meetings of all committees on our board of directors on which the incumbent directors served.  The other remaining directors attended 94% of the aggregate of (i) the meetings of our board of directors during the year and (ii) the total number of meetings of all committees of our board of directors on which the incumbent directors served.

Board Independence

At the end of 2010, there were six non-employee directors and one employee director serving on our board of directors.  Our board of directors has determined that three of our current non-employee directors are “independent” based on the Nasdaq Stock Market definition of independent.

Shareholder Communications with the Board of Directors

Our Corporate Governance Guidelines provide that our Chairman and our Chief Executive Officer are responsible for establishing effective communications with our shareholders.  Our board of directors has implemented a process for shareholders to send communications to our board of directors and to specific individual directors.  Any shareholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256.  Our Secretary will promptly forward all such sealed communications to our board of directors or such individual directors, as applicable.

Committees of the Board of Directors

Our board of directors currently has three standing committees – the audit committee, the compensation committee, and the nominating and corporate governance committee, and one additional committee – the mergers and acquisitions committee.  The board of directors is currently reviewing the functions of the nominating and corporate governance committee and the mergers and acquisitions committee to determine if these committees should be continued or have their duties transferred to other committees or the full board of directors.  Each of our committees operates pursuant to a written charter which, as in effect from time to time, may be found on our website at www.globalaxcess.biz.  Each of the committees is composed solely of independent directors, consistent with the independence standards defined by the SEC and NASDAQ.  Each committee has the right to retain its own legal and other advisors.

Audit Committee

Our audit committee, which is comprised solely of independent directors, consists of Robert J. Landis, as chairman, Joseph M. Loughry III and Eric S. Weinstein.  Lock Ireland, one of our current Interim Co-Chief Executive Officers, was a member of the Audit Committee at the end of fiscal year 2010, and assisted in the review and discuss of the 2010 financial statements approved for filing with the Company’s Annual Report of Form 10-K for the fiscal year ended December 31, 2010 with the SEC.

Our board of directors has determined that Mr. Landis qualifies as an “audit committee financial expert,” as defined in the rules of the SEC.  Our audit committee met five times in fiscal year 2010.  Responsibilities of our audit committee include the following: reviewing our consolidated financial statements and consulting with the independent auditors concerning our consolidated financial statements, accounting and financial policies, and internal controls; reviewing the scope of the independent auditors’ activities and the fees of the independent auditor; and reviewing the independence of the auditors.

Compensation Committee

Our compensation committee, which is comprised solely of independent directors, consists of Joseph M. Loughry III, as chairman, Robert J. Landis and Eric S. Weinstein.  Our compensation committee met eight times in fiscal year 2010.  Our compensation committee is responsible for approving stock plans and option grants, and reviewing and making recommendations to the full board of directors regarding executive compensation and benefits.   Our compensation committee is responsible for reviewing salary recommendations for our executives and then approving such recommendations with any modifications it deems appropriate.  The independent members of our board of directors are then responsible for approving such salary recommendations with any modifications they deem appropriate.  The annual salary recommendations for our named executive officers, other than our Chief Executive Officer, are made by our Chief Executive Officer and by the chairman of our compensation committee for our Chief Executive Officer.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee has historically been comprised solely of independent directors.  At the present time, the board of directors is reviewing whether the nominating and corporate governance committee should continue as a standing committee or whether its duties should be transferred to a separate committee or the full board of directors.  At present the nominating and corporate governance committee does not have any members.

Our nominating and corporate governance committee met twice in fiscal year 2010.   During fiscal year 2010, the nominating and governance committee nominated, and the board of directors approved, Michael I. Connolly, to serve as a director for a term expiring at the annual meeting of shareholders in 2011.  During May 2011, the nominating and governance committee nominated, and the board of directors approved, Eric S. Weinstein, to serve as a director for a term expiring at the annual meeting of shareholders in 2011.  Our nominating and corporate governance committee is responsible for the following: identifying individuals qualified to become members of our board of directors; approving and recommending director candidates to our board of directors; developing and recommending to our board of directors, and updating as necessary, corporate governance principles and policies; and monitoring compliance with such principles and policies.

Our nominating and corporate governance committee is responsible for reviewing with the full board of directors, on an annual basis, the size, function and needs of our board of directors so ensure that our board, as a whole, collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business.  Our board of directors also seeks members of diverse backgrounds (including diversity of age, gender, industry experience and business experience) to ensure that our board of directors consists of members with a broad spectrum of experience, expertise and a reputation of integrity.  We look for directors who hold positions with a high degree of responsibility, who are leaders in companies or institutions, and who can make contributions to our business.  In considering candidates for nomination, our nominating and corporate governance committee may, at the request of our board, review the appropriate skills and characteristics, including diversity, required of board members in the context of the current makeup of our board.  The committee applies the same standards in considering director candidates recommended by the shareholders as it applies to other candidates.  See “Shareholder Nominations” for information with regard to the consideration of any director candidates recommended by security holders.

Mergers and Acquisitions Committee

Our mergers and acquisitions committee has historically been comprised solely of independent directors.  At the present time, the board of directors is reviewing whether the mergers and acquisitions committee should continue as a standing committee or whether its duties should be transferred to a separate committee or the full board of directors.  At present the mergers and acquisitions committee does not have any members.

Our mergers and acquisitions committee met four times during fiscal year 2010.  The function of the mergers and acquisitions committee is to explore alternative ways to enhance shareholder value, including joint ventures, mergers, stock sales or a potential sale of company assets, and make recommendations to our board of directors.

Role in Risk Oversight

Our board of directors oversees our stockholders’ and other stakeholders’ interest in our long-term health and overall success and financial strength.  Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including economic risks, environmental and regulatory risks, and others, such as the impact of competition.  Management is responsible for the day-to-day management of risks, while our board of directors, as a whole and through its committees, has the responsibility of satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors believes that establishing the right “tone at the top” and that full and open communication between management and our board of directors are essential for effective risk management and oversight.  Our Chairman meets with our Chief Executive Officer and other senior officers to discuss strategy and risks facing us.  In addition, senior management regularly attends board meetings and is available to address any questions or concerns raised by our board on risk management-related and other matters.  Bi-monthly, our board of directors receives presentations from senior management on strategic matters involving our operations.  Our board also holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities.

While our entire board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk.  Our audit committee assists our board in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and discusses policies with respect to risk assessment and risk management.  Risk assessment reports are provided annually by management to our audit committee.  Our compensation committee assists our board with respect to the management of risk arising from our compensation policies and programs.  Our nominating and corporate governance committee assists our board with respect to the management of risk associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.  Our mergers and acquisitions committee assists with respect to risks associated with exploring potential merger and acquisition opportunities.

Shareholder Nominations

Our nominating and corporate governance committee will consider candidates recommended by shareholders.  To recommend director candidates, shareholders follow all rules of the Securities and Exchange Commission, and should submit their suggestions in writing to the chairman of the nominating and corporate governance committee, c/o our Secretary, providing the candidate’s name, biographical data and other relevant information, together with consent from the suggested candidate to serve on our board of directors if nominated and elected.  Any nomination must be received no earlier than 150 days and no later than 120 days from the date of release of the previous year’s proxy materials for the annual meeting of shareholders, adjusted for the current year.  If, however, the date of the current year’s annual meeting of shareholders has changed by more than 30 days from the previous year’s annual meeting date, then any nominations must be submitted a reasonable time before the date of the annual meeting; and such date will be determined and disclosed by the Company.

Code of Ethics

We have adopted a code of ethics and business conduct that applies to all of our officers, directors and employees.  This code of ethics is publicly available on our website at  www.globalaxcess.biz.  If we make substantial amendments to the code of ethics or grant any waiver, including an implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K within four business days of such amendment or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons.  Executive officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation.  To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended December 31, 2010, our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with the following exceptions:  William Costa filed one late Form 3 and one late Form 4.

Although it is not our obligation to make filings pursuant to Section 16 of the Exchange Act, we have adopted a policy requiring all Section 16 reporting persons to report to our Chief Executive Officer or Chief Financial Officer prior to engaging in any transactions in our common stock.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Positions Held
Marc Caramuta	45	Chief Operating Officer
William Costa	49	Chief Information Officer
Michael I. Connolly	54	Interim Co-Chief Executive Officer
Lock Ireland	67	Interim Co-Chief Executive Officer
Michael J. Loiacono	45	Chief Financial Officer and Chief Accounting Officer
Sharon M. Jackson	53	Secretary

Executive officers are appointed by our board of directors and hold office at the pleasure of our board of directors. Generally, executive officers are expected to devote their full time to our affairs. However, our two Interim Co-Chief Executive Officers may hold other positions during their temporary tenure in such positions with the Company.  See “Election of Directors” for information with respect to Michael I. Connolly and Lock Ireland.

Marc Caramuta is experienced in the financial industry and has over 10 years experience in international manufacturing.  He previously served as President of Proficio Mortgage Ventures, LLC, a wholly owned subsidiary of Proficio Bank, from February, 2010 to his appointment as Chief Operating Officer of the Company.  In this position, he was responsible for managing all facets of operations and production.  Prior to and concurrently with that position, he held the position of Chief Information Officer/Chief Information Security Officer at Proficio Bank – Proficio Mortgage from August, 2009 to June 2010.  He also held the position of Manager of Corporate and Operational Projects at Proficio Mortgage Ventures, LLC from October, 2008 to August, 2009.  Prior to working with the Proficio group, Mr. Caramuta served as a consultant to JP Morgan Chase and Macquarie Mortgages from February, 2008 to October, 2008, and a Risk Manager for Icon Residential Capital from June, 2007 to November, 2007.  He is a graduate of Franklin & Marshall College with a degree in Business Administration and Spanish language.

William Costa brings more than 27 years of experience in the Information Technology field spanning several industries. Prior to joining the Company, Mr. Costa served as an Assistant to the Chief Information Officer for the City of Jacksonville. In this position, he was responsible for all systems architecture, data center operations supporting over 500 mission critical servers, and service desk and desktop support for over 7000 users. Before the City of Jacksonville, Mr. Costa served as a CIO with Compcare, Integra Health, Craig Insurance Services, and Financial Insurance Management Corporation. Mr. Costa joined the Company in August, 2010, and he is responsible for all strategic and operational aspects of the Technology Infrastructure supporting Corporate operations as well as our self service kiosk products.  He is a graduate of Rutgers University with a degree in Information Technology and Business Administration.

Michael J. Loiacono brings more than 20 years of professional experience working with both public and private companies within the telecommunications and software industries.  Prior to joining us in March 2006, Mr. Loiacono served as Vice President of Finance for InfiniRoute Networks Inc., which was acquired by TNS, Inc.  At InfiniRoute, Mr. Loiacono managed their financial strategies to support the company's growth, and oversaw the day-to-day financial operations, including budget planning, accounting, billing, and financial reporting.  Before his role at InfiniRoute, Mr. Loiacono served as VP of Finance at Reach Services, USA, and Controller and Director of Finance for ITXC Corp, which was acquired by Teleglobe, Inc.  He has also held financial management positions at Voxware, Inc. and Dendrite International, Inc., two publicly traded companies.  Mr. Loiacono is responsible for: financing our operations and the operations of our subsidiaries; financing our internal growth; our strategic, our legal and risk analysis; and our SEC filings.

Sharon M. Jackson has served as our Director of Corporate Development and Assistant Secretary from 2004 to 2006 and as our Director of Corporate Operations and Corporate Secretary from 2006 to present.  Prior to 2004, Ms. Jackson served as the Director of Marketing and Client Services for Nationwide Money Services, Inc.

EXECUTIVE COMPENSATION

 Summary Compensation Table for Fiscal Years 2009 and 2010

The following table provides certain information for the fiscal years ended December 31, 2009 and 2010 concerning compensation earned for services rendered in all capacities by our principal executive officer, principal financial officer and all other executive officers whose total compensation exceeds $100,000.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Marc Caramuta - COO	2010	$28,846	$0	-	$1,264	(2)	-	-		$30,110

William Costa - CIO	2010	$40,877	$0	-	$2,743	(3)	-	-		$43,620

George A. McQuain - President and CEO	2010	$265,368	$34,951	-	$64,055	(4),(5),(6),(7)	-	-		$364,374
	2009	$271,133	$30,956	-	$49,052	(4),(5),(6),(7)	-	-		$351,141

Michael J. Loiacono - CFO and CAO	2010	$170,368	$21,729	-	$38,608	(4),(8),(9),(10),(11),(12)	-	-	-	$230,705
	2009	$172,475	$21,478	-	$27,288	(4),(8),(9),(10),(11),(12)	-	-	-	$221,241

Heather Webb Carrouth - VP New Business Development	2010	$69,637	$0	-	$4,879	(13),(14),(15),(16)	-	-		$74,516
	2009	$119,699	$10,089	-	$7,304	(13),(14),(15),(16)	-	-		$137,092

(1)
The option awards were valued using the Black-Scholes option pricing model assuming up to 5 year lives, no expected dividend payments, volatility average of approximately 131%, forfeiture rate of 0% and a risk free rate of 5%.  These option awards were computed based on such awards’ aggregate grant date fair value pursuant to FASB ASC Topic 718.

(2)	11,667 shares vest under this option on October 4, 2011 and October 4, 2012 and 11,666 shares on October 4, 2013.
(3)	11,667 shares vest under this option on August 9, 2011 and August 9, 2012 and 11,666 shares on August 9, 2013.
(4)
On April 2, 2007, the Board of Directors approved Executive Stock Option grants with respect to 25% of the shares are based on a performance based vesting, 25% are based on a market condition, 12.5% vest on October 2, 2007, 12.5% vest on April 2, 2008, 12.5% vest on April 2, 2009 and 12.5% vest on April 2, 2010.

(5)	57,166 shares vest under this option on March 20, 2009 and March 20, 2010 and 57,167 shares on March 20, 2011.
(6)	66,666 shares vest under this option on March 27, 2010 and March 27, 2011 and 66,667 shares on March 27, 2012.
(7)	43,000 shares vest under this option on December 18, 2010, December 18, 2011 and December 18, 2012.
(8)
The option is exercisable during the term of Michael Loiacono's employment with respect to 25% of the shares six months from the option grant date and the remaining shares thereafter in three equal installments on the anniversary of the option grant date.

(9)	9,000 shares vest under this option on February 28, 2009, February 28, 2010 and February 28, 2011.
(10)	40,000 shares vest under this option on March 20, 2009, March 20, 2010 and March 20, 2011.
(11)	50,000 shares vest under this option on March 27, 2010, March 20, 2011 and March 20, 2012.
(12)	25,000 shares vest under this option on December 18, 2010, December 18, 2011 and December 18, 2012.
(13)	4,333 shares vest under this option on February 28, 2009 and February 28, 2010 and 4,334 shares on February 28, 2011.
(14)	25,000 shares vest under this option on March 20, 2009, March 20, 2010 and March 20, 2011.
(15)	8,333 shares vest under this option on March 27, 2010 and March 20, 2011 and 8,334 shares on March 20, 2012.
(16)	3,333 shares vest under this option on December 18, 2010, December 18, 2011 and 3,334 shares on December 18, 2012.

On February 28, 2011, the Company and George McQuain, the Company’s Chief Executive Officer, agreed to a mutual separation of Mr. McQuain’s employment.  As of February 28, 2011, Mr. McQuain is no longer employed as Chief Executive Officer, Director or in any other capacity, by the Company or any of its subsidiaries.  The Company intends to pay Mr. McQuain the severance payments detailed in his Employment Agreement.

On February 28, 2011, the board of directors of the Company appointed Lock Ireland, Vice Chairman of the board of directors of the Company, and Michael I. Connolly, a director of the Company, to serve as co-interim chief executive officers of the Company. Mr. Connolly will serve as interim President of the Company.  Both Mr. Ireland and Mr. Connolly will be compensated at $12,000 per month during their roles as co-interim chief executive officers of the Company.

Performance Based 401k Contribution Plan

Effective fiscal years 2007 through 2009, we implemented a performance based incentive program matching 401k contributions.  For each quarter, during fiscal years 2007 through 2009, we matched up to 50% of the first 6% of an employee’s 401k contributions during that respective quarter upon the Company achieving our net income budget.  For fiscal 2010, the 401k contribution plan was not a performance based incentive program and was not tied to our achievement any financial goals or metrics.  We recorded $47,858, $21,050 and $44,741 of expenses relating to this plan during the fiscal years ended December 31, 2010, 2009 and 2008, respectively.

Performance Based Incentive Bonus Plan

Effective fiscal 2008, we implemented a performance based incentive program for employees and management of the company.  A quarterly cash bonus pool is funded by the Company’s achievement of net profits.  During the fiscal years ended December 31, 2010, 2009 and 2008, we recorded $19,589, $214,083 and $178,927, respectively, of expenses relating to this plan.

Stock-based compensation

We have established a 2002 Stock Incentive Plan (the “2002 Plan”), a 2004 Stock Incentive Plan (the “2004 Plan”) and a 2010 Stock Incentive Plan (the “2010 Plan”), which provide the granting of options to officers, employees, directors, and consultants of the Company.  As of December 31, 2010, options to purchase 18,675 shares of common stock were available for future grants under the 2002 Plan, 15,864 shares of common stock were available for future grants under the 2004 Plan, and 965,000 shares of common stock were available for future grants under the 2010 Plan.  As of December 31, 2010, 999,539 shares of common stock were reserved for future stock option grants and no shares were reserved for warrants to purchase common stock.

Options granted under our 2002 Plan, 2004 Plan and 2010 Plan generally have a three-year vesting period and expire five years after grant. Most of our stock options vest ratably during the vesting period, as opposed to awards that vest at the end of the vesting period. We recognize compensation expense for options using the straight-line basis, reduced by estimated forfeitures. Upon exercise of stock options, we issue new shares of our common stock (as opposed to using treasury shares).  All options granted pursuant to the plans shall be exercisable at a price not less than the fair market value of the common stock on the date of grant.

The Plans are administered by the Company’s Board of Directors.  The Board of Directors has the authority to select individuals to receive awards, to determine the time and type of awards, the number of shares covered by the awards, and the terms and conditions of such awards in accordance with the terms of the plans.  In making such determinations, the Board of Directors may take into account the recipient’s current and potential contributions and any other factors the Board of Directors considers relevant.  The Board of Directors is authorized to establish rules and regulations and make all other determinations that may be necessary or advisable for the administration of the Plan.

Employment Agreements

George A. McQuain

On June 26, 2008, our board of directors approved an employment agreement with our former Chief Executive Officer George A. McQuain.  The employment agreement was effective as of July 1, 2008, and was subsequently amended on October 21, 2010.

Under the terms of the employment agreement, Mr. McQuain received an annual base salary of $250,000, which was subject to adjustment from time to time at the discretion of the Company.  In 2010, Mr. McQuain’s annual base salary was $265,368.

The employment agreement provided that, during the term of the agreement and for a period of one year and six months after the termination of the agreement for any reason, Mr. McQuain will not directly or indirectly employ or solicit our employees, compete with us for our customers in any state where we do business, interfered with our relationships, or provide information about us to our competitors.

The employment agreement further provided that, if Mr. McQuain is terminated by us without cause and provided he complies with the restrictive covenants of the employment agreement and signs a release agreement, he will continue to receive his base salary for the following time period: (1) if the termination occurs during the initial term of the employment agreement, for the remaining portion of such initial term or for eighteen months after the date of termination of his employment, whichever is longer; or (2) if the termination occurs after the initial term, for eighteen months after the date of termination of his employment.  In addition, Mr. McQuain will continue to receive benefits for the applicable time period and we will pay him for any bonuses earned by the date of termination.

On February 28, 2011, the Company and George McQuain agreed to a mutual separation of Mr. McQuain’s employment.  As of February 28, 2011, Mr. McQuain is no longer employed as Chief Executive Officer, or in any other capacity, by the Company or any of its subsidiaries.  The Company intends to pay Mr. McQuain the severance payments detailed in his employment agreement.

Michael J. Loiacono

Our board of directors approved an employment agreement with Michael Loiacono.  The employment agreement is effective as of October 1, 2010, provides for a one-year term, and provides that, if the employment agreement is not otherwise terminated, it will be automatically extended for successive periods of one year at the end of each calendar year.

Under the terms of the employment agreement, Mr. Loiacono receives an annual base salary of $170,000, which is subject to adjustment from time to time at the discretion of the Company.

The employment agreement provides that, during the term of the agreement and for a period of one year and six months after the termination of the agreement for any reason, Mr. Loiacono will not directly or indirectly employ or solicit our employees, compete with us for our customers in any state where we do business, interfere with our relationships, or provide information about us to our competitors.

The employment agreement further provides that, if Mr. Loiacono is terminated by us without cause and provided he complies with the restrictive covenants of the employment agreement and signs a release agreement, he will continue to receive his base salary for the following time period: (1) if the termination occurs during the initial term of the employment agreement, for the remaining portion of such initial term or for nine months after the date of termination of his employment, whichever is longer; or (2) if the termination occurs after the initial term, for nine months after the date of termination of his employment.  In addition, Mr. Loiacono will continue to receive benefits for the applicable time period and we will pay him for any bonuses earned by the date of termination.

The employment agreement further provides that, if there is a “change of control” (as defined in the employment agreement), and if within six (6) months of such change of control (a) Mr. Loiacono’s base salary is reduced and (b) his job responsibilities (as in effect during his employment with the Company in Jacksonville, Florida prior to the change of control) are diminished, Mr. Loiacono may terminate his employment with Company within thirty (30) days of such reduction in salary and diminution in job responsibilities.  In connection with such termination of employment, provided that Mr. Loiacono complies with the restrictive covenants contained in the employment agreement, Mr. Loiacono shall be entitled to receive salary continuation payments at his base salary rate, in effect as of the date of termination of his employment, less applicable tax withholding, payable in equal installments in accordance with Company’s usual payroll practices (but no less than monthly), over the following time period: (i) if the termination occurs during the initial term, for the remaining portion of such initial term, or for one (1) year after the date of termination of Mr. Loiacono’s employment, whichever is longer, or (ii) for any termination occurring after the initial term, for one (1) year after the date of termination of his employment.  The Company will also pay Mr. Loiacono’s health, life, dental, short term disability, and long term disability insurance premiums during the same time period.  The Company will also pay Mr. Loiacono for his accrued but unused paid time off and any bonuses earned by the date of the termination of his employment.

Deductibility of Executive Compensation

As part of its role, our compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met.  We believe that compensation paid under our incentive plans is generally fully deductible for federal income tax purposes.  However, in certain circumstances, our compensation committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Outstanding Equity Awards at Fiscal Year End December 31, 2010

Option Awards								Stock Awards
											Equity Incentive
										Equity	Plan Awards:
					Equity					Incentive	Market or Payout
					Incentive					Plan Awards:	Value
					Plan					Number	of
					Awards:				Market	of	Unearned
		Number	Number		Number			Number	Value of	Unearned	Shares,
		of	of		of			of Shares	Shares or	Shares,	Units or
		Securities	Securities		Securities			or Units	Units of	Units or	Other
		Underlying	Underlying		Underlying			of Stock	Stock	Other Rights	Rights
		Unexercised	Unexercised		Unexercised	Option		That Have	That Have	That Have	That Have
		Options	Options		Unearned	Exercise	Option	Not	Not	Not	Not
		(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Year	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

Marc Caramuta - COO	2010	-	-	(1)	35,000	$0.525	10/4/2015	-	-	-	-

William Costa - CIO	2010	-	-	(2)	35,000	$0.680	8/9/2015	-	-	-	-

George A. McQuain - President and CEO, COO	2009	-	-	(3)	129,000	$0.81	12/18/2014	-	-	-	-
	2009	-	-	(4)	200,000	$0.15	3/27/2014	-	-	-	-
	2008	-	-	(5)	171,500	$0.25	3/20/2013	-	-	-	-
	2007	125,000	125,000	(6)	250,000	$0.32	(6)	-	-	-	-

Michael J. Loiacono - CFO and CAO	2009	-	-	(7)	75,000	$0.81	12/18/2014	-	-	-	-
	2009	-	-	(8)	150,000	$0.15	3/27/2014	-	-	-	-
	2008	-	-	(9)	120,000	$0.25	3/20/2013	-	-	-	-
	2008	-	-	(10)	27,000	$0.25	2/28/2013	-	-	-	-
	2007	62,500	62,500	(11)	125,000	$0.32	(11)	-	-	-	-
	2006	-	-	(12)	20,000	$0.76	3/31/2011	-	-	-	-

Heather Webb Carrouth - VP New Business Development	2009	-	-	(13)	10,000	$0.81	12/18/2014	-	-	-	-
	2009	-	-	(14)	25,000	$0.15	3/27/2014	-	-	-	-
	2008	-	-	(15)	75,000	$0.25	3/20/2013	-	-	-	-
	2008	-	-	(16)	13,000	$0.25	2/28/2013	-	-	-	-

Except as set forth above, no other named executive officer has received an equity award.

(1)
On October 4, 2010, Marc Caramuta received a stock option to purchase 35,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on October 4, 2011; 33 1/3% on October 4, 2012; 33 1/3% on October 4, 2013.

(2)
On August 9, 2010, William Costa received a stock option to purchase 35,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on August 9, 2011; 33 1/3% on August 9, 2012; 33 1/3% on August 9, 2013.

(3)
On December 18, 2009, George McQuain received a stock option to purchase 129,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on December 18, 2010; 33 1/3% on December 18, 2011; 33 1/3% on December 18, 2012.

(4)
On March 27, 2009, George McQuain received a stock option to purchase 200,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on March 27, 2010; 33 1/3% on March 27, 2011; 33 1/3% on March 27, 2012.

(5)
On March 20, 2008, George McQuain received a stock option to purchase 171,500 shares of common stock, which vest cumulatively as follows:  33 1/3% on March 20, 2009; 33 1/3% on March 20, 2010; 33 1/3% on March 20, 2011.

(6)
On April 2, 2007, George McQuain received a stock option to purchase 500,000 shares of common stock, which vest based on employment and performance criteria. On October 10, 2007, 62,500 shares of common stock vested under the stock option and expire on April 2, 2010.  The remaining 437,500 vest as follows if employment and performance criteria are met: 62,500 on April 2, 2008 and expire on April 2, 2011; 62,500 on April 2, 2009 and expire on April 2, 2012; 62,500 on April 2, 2010 and expire on April 2, 2013; 125,000 on May 15, 2008 and expire on April 2, 2011; 125,000 on April 2, 2011 and expire on April 2, 2015.

(7)
On December 18, 2009, Michael J. Loiacono received a stock option to purchase 75,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on December 18, 2010; 33 1/3% on December 18, 2011; 33 1/3% on December 18, 2012.

(8)
On March 27, 2009, Michael J. Loiacono received a stock option to purchase 150,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on March 27, 2010; 33 1/3% on March 27, 2011; 33 1/3% on March 27, 2012.

(9)
On March 20, 2008, Michael J. Loiacono received a stock option to purchase 120,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on March 20, 2009; 33 1/3% on March 20, 2010; 33 1/3% on March 20, 2011.

(10)
On February 29, 2008, Michael J. Loiacono received a stock option to purchase 27,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on February 28, 2009; 33 1/3% on February 28, 2010; 33 1/3% on February 28, 2011.

(11)
On April 2, 2007, Michael J. Loiacono received a stock option to purchase 250,000 shares of common stock, which vest based on employment and performance criteria. On October 10, 2007, 31,250 shares of common stock vested under the stock option and expire on April 2, 2010.  The remaining 218,750 vest as follows if employment and performance criteria are met: 31,250 on April 2, 2008 and expire on April 2, 2011; 31,250 on April 2, 2009 and expire on April 2, 2012; 31,250 on April 2, 2010 and expire on April 2, 2013; 62,500 on May 15, 2008 and expire on April 2, 2011; 62,500 on April 2, 2011 and expire on April 2, 2015.

(12)
On March 31, 2006, Michael J. Loiacono received a stock option to purchase 20,000 shares of common stock, which vest cumulatively as follows:  25% on March 31, 2007; 33 1/3% on March 31, 2008; 33 1/3% on March 31, 2009 and 25% on March 31, 2010.

(13)
On December 18, 2009, Heather Webb Carrouth received a stock option to purchase 10,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on December 18, 2010; 33 1/3% on December 18, 2011; 33 1/3% on December 18, 2012.

(14)
On March 27, 2009, Heather Webb Carrouth received a stock option to purchase 25,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on March 27, 2010; 33 1/3% on March 27, 2011; 33 1/3% on March 27, 2012.

(15)
On March 20, 2008, Heather Webb Carrouth received a stock option to purchase 75,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on March 20, 2009; 33 1/3% on March 20, 2010; 33 1/3% on March 20, 2011.

(16)
On February 29, 2008, Heather Webb Carrouth received a stock option to purchase 13,000 shares of common stock, which vest cumulatively as follows:  33 1/3% on February 28, 2009; 33 1/3% on February 28, 2010; 33 1/3% on February 28, 2011.

Except as set forth above, no other named executive officer has received an equity award.

Director Compensation Table

The following table provides certain information concerning compensation for each director during the fiscal year ended December 31, 2010.

Name (1)	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Michael I. Connolly	2010	$0	-	$0		-	-	-	$0

Walter A. Howell	2010	$9,500	-	$9,084	(3),(4),(5),(11)	-	-	-	$18,584

Lock Ireland	2010	$37,100	-	$11,785	(4),(6),(7),(8),(12)	-	-	-	$48,885

Robert Landis	2010	$15,500	-	$7,855	(4),(6),(8),(12)	-	-	-	$23,355

Joseph Loughry, III	2010	$51,500	-	$7,236	(4),(9),(10),(13)	-	-	-	$58,736

Alan Rossiter	2010	$9,500	-	$7,236	(4),(9),(10),(13)	-	-	-	$16,736

(1)	George A. McQuain, who is a member of our board of directors, has been omitted from this table since he receives no compensation for serving on our board of directors.
(2)
The option awards were valued using the Black-Scholes option pricing model assuming up to 5 year lives, no expected dividend payments, volatility average of approximately 131%, forfeiture rate of 0% and a risk free rate of 5%.  These option awards were computed based on such awards’ aggregate grant date fair value pursuant to FASB ASC Topic 718.

(3)	5,000 shares vest under this option on August 30, 2009, August 30, 2010, August 30, 2011 and August 30, 2012.
(4)	16,666 shares vest under this option on June 26, 2009 and June 26, 2010 and 16,667 shares on June 26, 2011.
(5)	5,000 shares vest under this option on August 30, 2010, August 30, 2011, August 30, 2012 and August 30, 2013.
(6)	5,000 shares vest under this option on July 10, 2009, July 10, 2010, July 10, 2011 and July 10, 2012.
(7)	33,333 shares vest under this option on March 27, 2010 and March 27, 2011 and 33,334 shares on March 27, 2012.
(8)	5,000 shares vest under this option on July 10, 2009, July 10, 2010, July 10, 2011 and July 10, 2012.
(9)	5,000 shares vest under this option on December 16, 2009, December 16, 2010, December 16, 2011 and December 16, 2012.
(10)	5,000 shares vest under this option on December 16, 2010, December 16, 2011, December 16, 2012 and December 16, 2013.
(11)	5,000 shares vest under this option on August 30, 2011, August 30, 2012, August 30, 2013 and August 30, 2014.
(12)	5,000 shares vest under this option on July 12, 2011, July 12, 2012, July 12, 2013 and July 12, 2014.
(13)	5,000 shares vest under this option on December 16, 2011, December 16, 2012, December 16, 2013 and December 16, 2014.

During 2010, 120,000 stock options were granted to non-employee directors as follows:
Name	Number of Options	Grant Date and Fair Value of Granted Options
Michael I. Connolly	20,000	20,000 options granted on December 27, 2010 with a fair value of $8,917
Walter A. Howell*	20,000	20,000 options granted on August 30, 2010 with a fair value of $9,149
Lock Ireland	20,000	20,000 options granted on July 10, 2010 with a fair value of $12,604
Robert J. Landis	20,000	20,000 options granted on July 10, 2010 with a fair value of $12,604
Joseph M. Loughry, III	20,000	20,000 options granted on December 16, 2010 with a fair value of $9,908
Alan W. Rossiter*	20,000	20,000 options granted on December 16, 2010 with a fair value of $9,908
*Alan W. Rossiter and Walter A. Howell resigned as directors of the Company on May 20, 2011 and May 23, 2011, respectively.

The following table sets forth the aggregate number of options outstanding and exercisable at December 31, 2010 for each of our directors.

Name	Total Options Outstanding	Total Options Exercisable
Michael I. Connolly	20,000	–
Walter A. Howell*	130,000	68,300
Lock Ireland	230,000	101,600
Robert J. Landis	130,000	68,300
Joseph M. Loughry, III	130,000	68,300
George A. McQuain*	1,000,500	536,276
Alan W. Rossiter*	130,000	71,620
*George A. McQuain, Alan W. Rossiter and Walter A. Howell resigned as directors of the Company on February 28, 2011, May 20, 2011 and May 23, 2011, respectively.

Discussion of Director Compensation

Our non-employee directors receive cash compensation for their service as a director and, where applicable, as a chair of a committee.  Effective June 1, 2010, the Board of Directors increased the director compensation.  The chairman of our board of directors receives $4,500 per month with no additional compensation for chairing or membership on a board committee and the vice chairman of our board of directors receives $3,300 per month with no additional compensation for chairing or membership on a board committee.  The chairman of our audit committee receives $1,500 per month and all other non-employee directors receive $1,000 per month.  Our non-employee directors are also compensated with stock options in accordance with the terms of our Stock Option Plan.  Our Stock Option Plan provides for an initial grant of 20,000 stock options upon the election or appointment to our board of directors and annual grants of 20,000 stock options for each year of service thereafter.  All non-employee directors are reimbursed for expenses incurred in attending meeting of our board of directors and committees.

On June 30, 2009, our board of directors approved equity ownership guidelines for our non-employee directors, which require each non-employee director to own a minimum amount of stock equal to two times the annual dollar amount each non-employee director receives in director’s fees for serving on our board.  Each non-employee director is required to be in compliance with these equity ownership guidelines within two years of becoming a director.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving all related party transactions.  Any financial transaction with any officer or director, or any immediate family member of any officer or director, would need to be approved by our audit committee prior to our company entering into such transaction.  On an ongoing basis, all potential related party transactions are reported directly to the chairman of our audit committee.  To assist us in identifying any related party transactions, each year we submit and require our directors and officers to complete questionnaires identifying any transactions with us in which the directors or officers, or their immediate family members, have an interest.

AUDIT COMMITTEE REPORT

Our audit committee is presently composed of independent directors as required by and in compliance with the rules of the SEC and the NASDAQ Stock Market.  Our audit committee operates pursuant to a written charter adopted by our board of directors.

Our audit committee is responsible for overseeing our financial reporting process on behalf of our board of directors.  Our management has the primary responsibility for our financial reporting process, principles and internal controls as well as preparation of our financial statements.  Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

Our audit committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2010 with management and the independent auditors.  Our audit committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.  The independent auditors have provided to our audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence), as currently in effect, and our audit committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to us is compatible with maintaining the auditors’ independence.  Our audit committee has concluded that the independent auditors are independent from us and our management.

Based on the reports and discussions described above, our audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Robert J. Landis, Chairman
Lock Ireland
Joseph M. Loughry III

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC, is available to shareholders who make written request to our Secretary, 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256.  Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement and proxy for our 2012 annual meeting of shareholders, shareholder proposals must be submitted in writing to our Corporate Secretary, 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256 and received at this address by March 14, 2012.  If we receive notice after May 29, 2012 of a shareholder’s intent to present a proposal at our 2012 annual meeting of shareholders, we will have the right to exercise discretionary voting authority with respect to any such proposal if presented at the 2012 annual meeting.

OTHER MATTERS

Our board of directors knows of no other matters to be brought before the annual meeting.  However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment of what is in our best interest.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

Vote on Directors		For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

(1)	To elect Michael I. Connolly, Lock Ireland, Robert J. Landis, Joseph M. Loughry, III and Eric S. Weinstein to serve until the next Annual Meeting of Shareholders.	☐	☐	☐	_____________________________

Vote on Proposal		For	Against	Abstain

(2)	To ratify the appointment of CBIZ Kirkland, Russ. Murphy & Tapp, P.A. as the Company’s independent auditors for the 2011 fiscal year.	☐	☐	☐

Note – To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign and date this Proxy exactly as name(s) appears on the mailing label. When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In case of joint tenants, each joint owner must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GLOBAL AXCESS CORP.
7800 Belfort Parkway
Suite 165
Jacksonville, Florida 32256

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Joseph M. Loughry, III and Michael I. Connolly, or either of them, with power of substitution to each, as proxies of the undersigned to vote the common stock of the undersigned at the annual meeting of shareholders of GLOBAL AXCESS CORP. to be held on August 22 2011 at 9:00 a.m. at the offices of Global Axcess Corp. at the address shown above.

PLEASE COMPLETE THE REVERSE SIDE OF THIS PROXY AND RETURN THIS PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.